Exhibit 99.1

FB Financial Corporation Reports Third Quarter 2016 Results

Strong Loan and Deposit Growth and Record Mortgage Originations Drive Profitable Growth

Completes Largest Bank IPO in Tennessee History

NASHVILLE, Tenn.--(BUSINESS WIRE)--October 27, 2016--FB Financial Corporation (“FB Financial” or “the Company”) (NYSE: FBK), parent company of FirstBank, reported its results today for the third quarter ended September 30, 2016.

“We are extremely pleased with the third quarter having completed the largest bank IPO in Tennessee history while continuing our profitable growth,” said James W. Ayers, Executive Chairman of FB Financial Corporation. “We raised $129 million in gross proceeds from the offering and are thrilled with the strong interest from the investor community, both locally and nationally. We are very excited that each of our full-time associates were given a stock award and about the opportunities for our Company as we deploy the proceeds from our IPO to create future shareholder value.”

Key Highlights

  Successfully completed largest bank IPO in Tennessee history with $129 million in gross proceeds
  Total revenues of $71.6 million for the quarter, up 39.9% from the third quarter of 2015
  Continued customer-focused balance sheet growth, resulting in net interest margin on a tax-equivalent basis (NIM) of 4.05%, up 10 basis points from the third quarter of 2015
    Loans held for investment (HFI) grew to $1.79 billion, up 8.7% from September 30, 2015
    Total deposits grew to $2.64 billion, up 16.0% from the third quarter of 2015
  Record mortgage loan originations totaling $1.36 billion for the quarter, up 72.8% over the third quarter of 2015
  Nonperforming assets to total assets, excluding acquired assets, declined to 0.68% from 0.97% at September 30, 2015
  Book value per share and tangible book value per share ended the quarter at $13.73 and $11.56, respectively
  Shareholders’ equity to assets and tangible common equity to tangible assets ended the quarter at 10.33% and 8.84%, respectively

President and CEO Christopher T. Holmes stated, “We grew total revenues for the quarter within our Banking and Mortgage Segments by a combined 39.9% over the same quarter of 2015, highlighting our core strategic objectives and driving strong results for our shareholders. Our associates continue to focus on customer service and execution of our strategy every day.”

Financial Summary

Prior to the IPO, the Company was an S corporation and did not incur federal income tax expense. Furthermore, in connection with the IPO and its conversion to a C corporation, the Company recorded a one-time tax charge of $13.2 million during the third quarter of 2016. As a result, we have excluded the one-time tax charge and made pro forma adjustments to income tax expense, net income, and related earnings per share amounts for the third quarters of 2016 and 2015, as well as previously reported quarters. This reflects the results of the Company on a C corporation tax basis for each period (referred to herein as “pro forma” amounts, as applicable).

Including the one-time tax charge, reported net income for the third quarters of 2016 and 2015 was $1.2 million, or $0.07 per diluted common share, and $15.9 million, or $0.93 per diluted common share, respectively. Pro forma net income for the third quarter of 2016 was $10.0 million, or $0.55 per diluted common share, compared to pro forma net income for the third quarter of 2015 of $11.6 million, or $0.67 per diluted common share. The pro forma results for the third quarters of 2016 and 2015 utilize a combined pro forma federal and state effective tax rate of 37.22% and 30.90%, respectively.

During the third quarters of 2016 and 2015, the Company recorded certain income and expense items which it considers non-core items as follows:

  $2.4 million pre-tax impairment of mortgage-servicing rights during the third quarter of 2016;
  $1.6 million pre-tax gain from the sale of other real estate owned for the third quarter of 2016 compared to a loss of $105 thousand for the third quarter of 2015;
  $416 thousand pre-tax gain on sale of securities during the third quarter of 2016 compared to $47 thousand for the third quarter of 2015;
  $7 thousand gain on sale of other assets during the third quarter of 2016 compared to $5 thousand for the third quarter of 2015;
  $3.0 million pre-tax compensation related charges in connection with the IPO for the third quarter of 2016;
  $1.1 million pre-tax merger and conversion-related expenses for the third quarter of 2016 compared to a $291 thousand expense for the third quarter of 2015; and
  $2.8 million non-taxable bargain purchase gain was booked for the third quarter of 2015, with no such gain for the third quarter of 2016.

Excluding the above pre-tax, non-core items totaling $8.6 million and one-time tax charge from net income, pro forma core net income was $12.8 million, or $0.70 per diluted common share, for the third quarter of 2016, compared to $10.0 million, or $0.58 per diluted common share for the third quarter of 2015.

	Reported Results		Pro Forma Results		Pro Forma Core Results*
	For the three months ended September 30
(unaudited)	2016	2015	2016	2015	2016	2015
Results of operations
Net income	$1,207	$15,905	$10,033	$11,583	$12,801	$10,042
Diluted earnings per share (EPS)	$0.07	$0.93	$0.55	$0.67	$0.70	$0.58
Total Revenue	$71,579	$51,183	$71,579	$51,183	$69,510	$48,442
Return on average assets (ROAA)	0.16%	2.41%	1.32%	1.74%	1.69%	1.49%
Return on average equity (ROAE)	1.74%	27.84%	14.43%	20.05%	18.42%	17.19%
Return on average tangible common equity (ROTCE)	2.14%	34.96%	17.79%	25.46%	22.70%	22.07%
Key metrics
Net Interest Margin (tax equivalent basis)	4.05%	3.95%
Efficiency Ratio*	69.96%	72.11%
Total nonperforming assets as a percentage of total assets	0.68%	0.97%
Allowance for loan losses as a percentage of loans held for investment	1.30%	1.65%
Total Loans / Deposits	86.36%	85.12%

*These measures are considered non-GAAP financial measures. See “GAAP Reconciliation and Use of Non-GAAP financial measures” and the corresponding financial tables below for a reconciliation and discussion of these non-GAAP measures.

“As a result of our strong revenue growth and increased operating efficiencies, our pro forma core net income was $12.8 million for the third quarter, an increase of 27% from the third quarter of 2015,” Holmes said.

Customer-Focused Balance Sheet Drives Strong Net Interest Income and NIM

Loans held for investment at September 30, 2016, were $1.79 billion, an increase of $43.0 million, or 10.0% annualized, from June 30, 2016. This compares to an increase of $142.7 million, or 8.7%, from September 30, 2015.

Total deposits were $2.64 billion at September 30, 2016, compared to $2.28 billion at September 30, 2015, reflecting an annual growth rate of 16.0%, and were up an annualized 20.0% from the second quarter of 2016. Average deposit balances were $2.58 billion for the third quarter of 2016, an increase of $72.0 million, or 11.4% annualized, from the second quarter of 2016 of $2.50 billion and an increase of $453.6 million, or 21.4%, from the third quarter of 2015 of $2.12 billion. Average noninterest bearing deposit balances increased to $738.3 million at September 30, 2016, from $668.3 million at June 30, 2016, and $546.7 million at September 30, 2015. Cost of total deposits was 0.30% for the third quarter of 2016, compared to 0.30% for the third quarter of 2015.

Loans held for sale, generated by our mortgage operations, were $486.6 million at September 30, 2016, compared to $322.2 million and $286.6 million at June 30, 2016, and September 30, 2015, respectively. Average loans held for sale for the third quarter of 2016 were $409.7 million compared to $276.9 million and $266.6 million for the second quarter of 2016 and third quarter of 2015, respectively.

Our NIM increased to 4.05% for the third quarter of 2016, compared to 3.95% for the third quarter of 2015. Accretion related to acquired loans contributed 19 basis points to our NIM for the third quarter of 2016. The results for the third quarter of 2015 did not include any such accretion. Net interest income was $27.6 million for the third quarter of 2016, compared to $28.4 million for the second quarter of 2016 and $24.1 million for the third quarter 2015, an increase of 14.4%. There were no loan syndication fees in the third quarter of 2016, compared to $825 thousand and $375 thousand in the second quarter of 2016 and third quarter of 2015, respectively.

“Our continued focus on building customer relationships enabled another strong quarterly margin result,” Holmes said. “Noninterest bearing deposits currently represent 27.5% of total deposits, a major driver of our 30 basis points total cost of deposits,” Holmes continued. “Additionally, based upon our operating model, our Metropolitan markets showed strong double-digit loan and deposit growth while our Community markets remained stable,” Holmes said.

Scalable Mortgage Operations Drive Noninterest Income Growth

Noninterest income rose 62.5% to $44.0 million for the third quarter of 2016, compared to $27.0 million for the same period in 2015.

Mortgage banking revenues were up 86.6% to $36.9 million for the third quarter of 2016, compared to $19.8 million for the same period in 2015. Net gains from mortgage originations and sales increased 77.5% to $33.3 million for the third quarter of 2016, compared to $18.7 million for the same period in 2015. Originations rose 72.8% to $1.36 billion in mortgage loans during the quarter compared to $787 million in the same period in 2015. Mortgage servicing revenue was up 248.7% to $3.7 million for the third quarter of 2016, compared to $1.1 million for the same period in 2015.

Wilburn J. (“Wib”) Evans, President of FB Ventures, stated, “FirstBank Mortgage set new records this quarter for total revenue and originations, demonstrating that the Company’s strategy of building a balanced and diverse set of mortgage origination channels continues to generate strong returns on our investment. We expect origination volume strength to continue into the fourth quarter but potentially be offset by the historical fourth quarter seasonality and increasing mortgage rate environment.”

Leverage of Noninterest Expense Base Improves Overall Efficiency

Noninterest expense was $55.5 million for the third quarter of 2016 compared to $35.6 million for the third quarter of 2015. Excluding the non-core items discussed above, core noninterest expense was $49.0 million for the third quarter of 2016 compared to $35.3 million for the third quarter of 2015. The primary drivers of the increase in noninterest expense were the impact of increased mortgage origination volumes and the acquisition of Northwest Georgia Bank in September 2015.

Our core efficiency ratio, which excludes the non-core items discussed above, was 70.0% for the third quarter of 2016 compared to 72.1% for the third quarter of 2015. Our Banking Segment efficiency ratio was 65.7% for the third quarter of 2016, compared to 63.4% for the third quarter of 2015, while our Mortgage Segment core efficiency ratio was 76.3% and 93.5%, respectively, for the same periods.

“We continue to improve our overall core efficiency, with our revenue growth creating operating leverage together with efficiency gains from the successful integration of Northwest Georgia Bank and the recently completed conversion of our core operating system,” commented James R. Gordon, Chief Financial Officer.

Improving Asset Quality

Asset quality improved in the latest quarter as nonperforming assets declined to $21.6 million, or 0.68% of total assets, at September 30, 2016, from $27.8 million, or 0.97%, at September 30, 2015.

The allowance for loan losses equaled 1.30% of loans HFI at September 30, 2016, compared to 1.36% at June 30, 2016, and 1.65% at September 30, 2015. Net charge-offs were $515 thousand, or 0.12% annualized as a percentage of average loans HFI for the third quarter of 2016, compared to net recoveries of $92 thousand, or 0.02% for the second quarter of 2016, and to net charge-offs as an annualized percentage of average loans HFI of 0.17% for the third quarter of 2015.

The provision for loan losses was $71 thousand for the third quarter of 2016 compared to reversals of $789 thousand and $1.2 million for the second quarter of 2016 and the third quarter of 2015, respectively.

“Overall, we continue to see our credit metrics improve, reflective of our team, markets and overall economic cycle,” commented Gordon.

Successful IPO Improves Capital Strength

With the addition of the remaining net proceeds from our initial public offering of $55.5 million, after deducting applicable expenses and the use of proceeds therefrom, the Company ended the quarter with a shareholders’ equity to assets ratio and a tangible equity to tangible assets ratio of 10.33% and 8.84%, respectively, and a book value per common share and tangible book value per common share of $13.73 and $11.56, respectively, providing for future growth and opportunities. This compared to 8.16% and 6.43% and $13.78 and $10.66, respectively, at December 31, 2015. Our common equity tier one ratio improved to 11.17% at September 30, 2016, from 8.23% at December 31, 2015.

“We are pleased with another strong quarter of execution of our business model and are looking forward to continued growth and refinement of our strategic objectives going forward, with particular focus on driving and delivering shareholder value,” Holmes concluded.

WEBCAST AND CONFERENCE CALL INFORMATION

The live broadcast of FB Financial Corporation’s conference call will begin at 8:00 a.m. CST on Friday, October 28, 2016 and the earnings conference call will be broadcast live over the Internet at http://services.choruscall.com/links/fbk161028OTXVTmHp.html. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. Additionally, the Company has posted a Presentation of Third Quarter 2016 Results on its website, which can be found on the Company’s website at https://investors.firstbankonline.com/.

ABOUT FB FINANCIAL CORPORATION

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered bank, with 45 full-service bank branches across Tennessee, North Alabama and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has over $3 billion in total assets.

CORRESPONDING FINANCIAL TABLES AND INFORMATION

Investors are encouraged to review the foregoing summary and discussion of the Company’s earnings and financial condition in conjunction with the detailed financial tables and information which the Company has also included in the earnings release and in its forthcoming Form 10-Q. This information is also included in a current report on Form 8-K furnished to the U.S. Securities and Exchange Commission (SEC) today.

BUSINESS SEGMENT RESULTS

The Company has included its business segment financial tables as part of this release. A detailed discussion of the business segment results will be included in the Company’s forthcoming Form 10-Q. Additionally, investors should review the segment information included in our Registration Statement on Form S-1 filed with the SEC on August 19, 2016 and as amended.

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through the Company’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this news release including, without limitation, the risks and other factors set forth in the Company’s final prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, filed with the SEC on September 19, 2016 (Registration No. 333-213210) under the captions “Cautionary note regarding forward-looking statements” and “Risk factors.” Many of these factors are beyond the Company’s ability to control or predict. The Company believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, net income, diluted earnings per share, total revenues, return on average assets, return on average equity, return on average tangible common equity, noninterest expense and efficiency ratio, in each case excluding certain income and expense items that the Company’s management considers to be non-core in nature. The Company refers to these non-GAAP measures as core measures. This news release also uses tangible book value per common share and the tangible common equity to tangible assets ratio, which are non-GAAP measures that exclude the impact of goodwill and other intangibles. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant non-core gains and charges in the current period. The Company’s management also believes that investors find these non-GAAP financial measures useful. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures. The following tables provide a reconciliation of these measures to the most directly comparable GAAP financial measures.

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data)

	2016			2015
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Statement of Income Data
Total interest income	$30,005	$30,732	$28,318	$27,552	$26,384
Total interest expense	2,388	2,374	2,375	2,256	2,249
Net interest income	27,617	28,358	25,943	25,296	24,135
Provision for loan losses	71	(789)	(9)	(2,127)	(1,159)
Total noninterest income	43,962	38,356	31,035	24,109	27,048
Total noninterest expense	55,529	50,595	41,347	41,880	35,579
Net income before income taxes	15,979	16,908	15,640	9,652	16,763
Income tax expense	14,772	1,133	1,041	461	858
Net income	$1,207	$15,775	$14,599	$9,191	$15,905
Net interest income (tax—equivalent basis)	$28,213	$28,967	$26,445	$28,042	$24,629
Pro forma net income	$10,033	$10,576	$9,803	$5,935	$11,583
Pro forma core net income*	$12,801	$13,151	$9,709	$8,053	$10,042
Per Common Share
Diluted net income	$0.07	$0.92	$0.85	$0.53	$0.93
Pro forma net income- diluted	$0.55	$0.62	$0.57	$0.35	$0.67
Pro forma core net income- diluted*	$0.70	$0.77	$0.57	$0.47	$0.58
Book value	13.73	15.47	14.74	13.78	13.55
Tangible book value	11.56	12.41	11.65	10.66	10.42
Weighted average number of shares-diluted	18,332,938	17,180,000	17,180,000	17,180,000	17,180,000
Period-end number of shares	23,975,122	17,180,000	17,180,000	17,180,000	17,180,000
Selected Balance Sheet Data
Cash and due from banks	$51,292	$52,122	$51,133	$53,893	$49,779
Loans held for investment	1,793,343	1,750,304	1,712,386	1,701,863	1,650,644
Allowance for loan losses	(23,290)	(23,734)	(24,431)	(24,460)	(27,194)
Loans held for sale	486,601	322,249	233,110	273,196	286,565
Available-for-sale securities, fair value	553,357	550,307	587,377	649,387	617,391
Foreclosed real estate, net	8,964	9,902	10,533	11,641	11,547
Total assets	3,187,180	2,917,958	2,855,563	2,899,420	2,876,340
Total deposits	2,640,072	2,514,297	2,469,133	2,438,474	2,275,798
Core deposits*	2,575,797	2,455,298	2,417,089	2,386,154	2,225,376
Borrowings	125,291	55,785	56,201	74,616	195,993
Total shareholders’ equity	329,108	265,768	253,236	236,674	235,636
Selected Ratios
Return on average:
Assets	0.16%	2.19%	2.03%	1.29%	2.41%
Shareholders’ equity	1.74%	24.42%	23.79%	15.59%	27.84%
Tangible common equity*	2.14%	30.64%	30.35%	20.14%	34.96%
Pro forma return on average:
Assets	1.32%	1.47%	1.37%	0.83%	1.74%
Shareholders’ equity	14.43%	16.37%	15.97%	10.09%	20.05%
Tangible common equity*	17.79%	20.55%	20.38%	13.01%	25.46%
Average shareholders’ equity to average assets	9.17%	8.96%	8.55%	8.25%	8.67%
Net interest margin (tax-equivalent basis)	4.05%	4.38%	4.05%	3.85%	3.95%
Efficiency ratio (tax-equivalent basis)*	69.96%	67.95%	71.43%	77.16%	72.11%
Loans held for investment to deposit ratio	67.93%	69.61%	69.35%	69.79%	72.53%
Total loan to deposit ratio	86.36%	82.43%	78.79%	81.00%	85.12%
Yield on interest-earning assets	4.40%	4.74%	4.40%	4.24%	4.31%
Cost of interest-bearing liabilities	0.48%	0.49%	0.48%	0.46%	0.48%
Cost of total deposits	0.30%	0.28%	0.29%	0.28%	0.30%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans held for investment	1.30%	1.36%	1.43%	1.44%	1.65%
Net (charge-off’s) recoveries as a percentage of average total loans held for investment	(0.12)%	0.02%	(0.00)%	(0.14)%	(0.17)%
Nonperforming assets as a percentage of total assets	0.68%	0.78%	0.83%	0.86%	0.97%
Preliminary capital Ratios (Consolidated)		`
Shareholders’ equity to assets	10.33%	9.11%	8.87%	8.16%	8.19%
Tangible common equity to tangible assets*	8.84%	7.44%	7.14%	6.43%	6.43%
Tier 1 capital (to average assets)	10.32%	7.98%	7.81%	7.64%	8.08%
Tier 1 capital (to risk-weighted assets	12.39%	9.57%	9.68%	9.58%	9.47%
Total capital (to risk-weighted assets)	13.33%	11.00%	11.21%	11.15%	11.19%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	11.17%	8.30%	8.35%	8.23%	8.08%

*These measures are considered non-GAAP financial measures. See “GAAP Reconciliation and Use of Non-GAAP financial measures” and the corresponding financial tables below for a reconciliation and discussion of these non-GAAP measures.

Consolidated Statements of Income
(Unaudited)
(In Thousands, Except Share Data)

						Q3 2016	Q3 2016
						-	-
	2016			2015		Q2 2016	Q3 2015
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Percent variance	Percent variance
Interest income:
Interest and fees on loans	$26,550	$26,878	$24,312	$23,620	$22,800	-1.22%	16.45%
Interest on securities
Taxable	2,402	2,849	3,045	3,108	2,793	-15.69%	-14.00%
Tax-exempt	875	845	705	685	685	3.55%	27.74%
Other	178	108	180	139	106	64.81%	67.92%
Total interest income	30,005	30,680	28,242	27,552	26,384	-2.20%	13.72%
Interest expense:
Deposits
Demand and savings accounts	1,340	1,289	1,397	1,318	1,197	3.96%	11.95%
Time deposits	575	441	362	306	364	30.39%	57.97%
Short-term borrowings	13	29	59	169	214	-55.17%	-93.93%
Long-term debt	460	563	481	463	474	-18.29%	-2.95%
Total interest expense	2,388	2,322	2,299	2,256	2,249	2.84%	6.18%
Net interest income	27,617	28,358	25,943	25,296	24,135	-2.61%	14.43%
Provision for loan losses	71	(789)	(9)	(2,127)	(1,159)	-109.00%	-106.13%
Net interest income after provision for loan losses	27,546	29,147	25,952	27,423	25,294	-5.49%	8.90%
Noninterest income:
Mortgage banking income	36,938	30,133	24,503	19,109	19,794	22.58%	86.61%
Service charges on deposit accounts	1,870	2,276	1,983	2,149	1,876	-17.84%	-0.32%
ATM and interchange fees	1,814	1,907	2,035	2,026	1,572	-4.88%	15.39%
Investment services income	857	958	693	796	800	-10.54%	7.13%
Bargain purchase gain	-	-	-	-	2,794	0.00%	-100.00%
Gain on sale of securities	416	2,591	1,400	2	47	-83.94%	785.11%
(Loss) gain on sales or write-downs of foreclosed assets	1,646	(131)	(11)	(274)	(105)	-1356.49%	-1667.62%
Gain (loss) on other assets	7	(123)	140	(13)	5	-105.69%	40.00%
Other income	414	745	292	314	265	-44.43%	56.23%
Total noninterest income	43,962	38,356	31,035	24,109	27,048	14.62%	62.53%
Total revenue	71,579	66,714	56,978	49,405	51,183	7.29%	39.85%
Noninterest expenses:
Salaries, commissions and employee benefits	34,010	26,688	23,788	23,103	22,151	27.44%	53.54%
Occupancy and equipment expense	3,171	3,226	3,170	2,885	2,741	-1.70%	15.69%
Legal and professional fees	816	856	1,032	961	1,252	-4.67%	-34.82%
Data processing	1,294	669	728	533	511	93.42%	153.23%
Merger and conversion	1,122	1,540	606	2,965	291	-27.14%	285.57%
Amortization of core deposit intangibles	526	527	552	510	415	-0.19%	26.75%
Amortization of mortgage servicing rights	2,796	1,968	1,457	1,058	764	42.07%	265.97%
Impairment of mortgage servicing rights	2,402	4,914	773	194	-	-51.12%	100.00%
Regulatory fees and deposit insurance assessments	465	529	487	725	550	-12.10%	-15.45%
Software license and maintenance fees	503	1,349	509	576	559	-62.71%	-10.02%
Advertising	2,220	3,601	2,250	2,187	2,305	-38.35%	-3.69%
Other expense	6,204	4,728	5,995	6,183	4,040	31.22%	53.56%
Total noninterest expense	55,529	50,595	41,347	41,880	35,579	9.75%	56.07%
Net income before income taxes	15,979	16,908	15,640	9,652	16,763	-5.49%	-4.68%
Income tax expense	14,772	1,133	1,041	461	858	1203.80%	1621.68%
Net income	$1,207	$15,775	$14,599	$9,191	$15,905	-92.35%	-92.41%
Weighted average common shares outstanding:
Basic	18,259,128	17,180,000	17,180,000	17,180,000	17,180,000	6.28%	6.28%
Fully diluted	18,332,938	17,180,000	17,180,000	17,180,000	17,180,000	6.71%	6.71%
Earnings per share
Basic	$0.07	$0.92	$0.85	$0.53	$0.93	-92.80%	-92.86%
Fully diluted	$0.07	$0.92	$0.85	$0.53	$0.93	-92.83%	-92.89%

Pro Forma:
Income tax expense	$5,946	$6,332	$5,837	$3,717	$5,180
Net income	$10,033	$10,576	$9,803	$5,935	$11,583
Earnings per share
Basic	$0.55	$0.62	$0.57	$0.35	$0.67
Fully diluted	$0.55	$0.62	$0.57	$0.35	$0.67

Consolidated Statements of Income
(Unaudited)
(In Thousands, Except Share Data)

	For the nine months ended
	September 30
	2016	2015	Percent variance
Interest income:
Interest and fees on loans	$77,740	$64,103	21.27%
Interest on securities
Taxable	8,296	8,675	-4.37%
Tax-exempt	2,425	2,123	14.23%
Other	466	329	41.64%
Total interest income	88,927	75,230	18.21%
Interest expense:
Deposits
Demand and savings accounts	4,026	3,415	17.89%
Time deposits	1,378	1,253	9.98%
Short-term borrowings	101	543	-81.40%
Long-term debt	1,504	1,443	4.23%
Total interest expense	7,009	6,654	5.34%
Net interest income	81,918	68,576	19.46%
Provision for loan losses	(727)	(937)	-22.41%
Net interest income after provision for loan losses	82,645	69,513	18.89%
Noninterest income:
Mortgage banking income	91,574	51,081	79.27%
Bargain purchase gain	-	2,794	-100.00%
Service charges on deposit accounts	6,129	5,240	16.97%
ATM and interchange fees	5,756	4,510	27.63%
Investment services income	2,508	2,464	1.79%
Gain on sale of securities	4,407	1,842	139.25%
(Loss) gain on sales or write-downs of foreclosed assets	1,504	(43)	-3597.67%
Gain (loss) on other assets	24	(380)	-106.32%
Other income	1,451	763	90.17%
Total noninterest income	113,353	68,271	66.03%
Noninterest expenses:
Salaries, commissions and employee benefits	84,486	61,111	38.25%
Occupancy and equipment expense	9,567	7,892	21.22%
Legal and professional fees	2,704	2,394	12.95%
Data processing	2,691	1,520	77.04%
Merger and conversion	3,268	578	465.40%
Amortization of core deposit intangibles	1,605	1,221	31.45%
Amortization of mortgage servicing rights	6,221	1,917	224.52%
Impairment of mortgage servicing rights	8,089	-	100.00%
Regulatory fees and deposit insurance assessments	1,481	1,465	1.09%
Software license and maintenance fees	2,361	1,410	67.45%
Advertising	8,071	5,875	37.38%
Other expense	16,927	11,229	50.74%
Total noninterest expense	147,471	96,612	52.64%
Net income before income taxes	48,527	41,172	17.86%
Income tax expense	16,946	2,507	575.95%
Net income	$31,581	$38,665	-18.32%
Weighted average common shares outstanding:
Basic	17,542,335	17,180,000
Fully diluted	17,567,118	17,180,000
Earnings per share
Basic	$1.80	$2.25
Fully diluted	$1.80	$2.25

Pro Forma:
Income tax expense	18,115	14,143
Net income	30,412	27,029
Earnings per share
Basic	$1.73	$1.57
Fully diluted	$1.73	$1.57

Consolidated Balance Sheets
(Unaudited)
(In Thousands, Except Share Data)

						Q3 2016	Q3 2016
						-	-
	2016			2015		Q2 2016	Q3 2015
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Percent variance	Percent variance
ASSETS
Cash and due from banks	$51,292	$52,122	$51,133	$53,893	$49,779	-1.59%	3.04%
Federal funds sold	8,848	13,415	11,662	21,628	12,900	-34.04%	-31.41%
Interest bearing deposits in financial institutions	57,157	23,382	51,766	22,202	14,044	144.45%	306.99%
Cash and cash equivalents	117,297	88,919	114,561	97,723	76,723	31.91%	52.88%
Investments:
Available-for-sale securities, at fair value	553,357	550,307	587,377	649,387	617,391	0.55%	-10.37%
Federal Home Loan Bank stock, at cost	6,528	6,528	6,528	6,528	6,782	0.00%	-3.75%
Loans held for sale, at fair value	486,601	322,249	233,110	273,196	286,565	51.00%	69.80%
Loans	1,793,343	1,750,304	1,712,386	1,701,863	1,650,644	2.46%	8.65%
Less: allowance for loan losses	23,290	23,734	24,431	24,460	27,194	-1.87%	-14.36%
Net loans	1,770,053	1,726,570	1,687,955	1,677,403	1,623,450	2.52%	9.03%
Premises and equipment, net	65,882	65,686	66,530	65,892	63,828	0.30%	3.22%
Foreclosed real estate, net	8,964	9,902	10,533	11,641	11,547	-9.47%	-22.37%
Interest receivable	7,040	6,627	7,293	6,763	7,440	6.23%	-5.38%
Mortgage servicing rights, net	46,291	40,382	36,611	29,711	22,881	14.63%	102.31%
Goodwill	46,867	46,867	46,867	46,904	46,904	0.00%	-0.08%
Core deposit intangible, net	5,089	5,616	6,143	6,695	7,205	-9.38%	-29.37%
Other assets	73,211	48,305	52,055	27,577	105,624	51.56%	-30.69%
Total assets	$3,187,180	$2,917,958	$2,855,563	$2,899,420	$2,876,340	9.23%	10.81%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Demand deposits
Noninterest-bearing	$726,248	$680,165	$617,663	$626,955	$571,592	6.78%	27.06%
Interest-bearing	1,382,981	1,304,606	1,316,289	1,273,438	1,161,591	6.01%	19.06%
Savings deposits	131,819	129,944	220,401	212,522	210,620	1.44%	-37.41%
Time deposits	399,024	399,582	314,780	325,559	331,995	-0.14%	20.19%
Total deposits	2,640,072	2,514,297	2,469,133	2,438,474	2,275,798	5.00%	16.01%
Securities sold under agreements to repurchase	29,137	29,278	40,389	105,133	101,096	-0.48%	-71.18%
Short-term borrowings	80,000	—	—	18,000	138,440	N/A	-42.21%
Long-term debt	45,291	55,785	56,201	56,616	57,553	-18.81%	-21.31%
Deferred tax liability	15,456	2,215	2,002	522	409	597.79%	3678.97%
Accrued expenses and other liabilities	48,116	50,615	34,602	44,001	67,408	-4.94%	-28.62%
Total liabilities	2,858,072	2,652,190	2,602,327	2,662,746	2,640,704	7.76%	8.23%
Shareholders’ equity:
Common stock, $1 par value; 25,000,000 shares authorized; 17,180,000 shares issued and outstanding	23,975	17,180	17,180	17,180	17,180	39.55%	39.55%
Additional paid-in capital	211,765	94,544	94,544	94,544	94,544	123.99%	123.99%
Retained earnings	84,774	143,567	132,092	122,493	115,802	-40.95%	-26.79%
Accumulated other comprehensive income, net	8,594	10,477	9,420	2,457	8,110	-17.97%	5.97%
Total shareholders’ equity	329,108	265,768	253,236	236,674	235,636	23.83%	39.67%
Total liabilities and shareholders’ equity	$3,187,180	$2,917,958	$2,855,563	$2,899,420	$2,876,340	9.23%	10.81%

Average Balance, Average Yield Earned and Average Rate Paid
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2016			June 30, 2016			March 31, 2016
	Average balances	Interest income/ expense	Average yield/ rate	Average balances	Interest income/ expense	Average yield/ rate	Average balances	Interest income/ expense	Average yield/ rate
Interest-earning assets:
Loans(1)	$1,750,300	23,633	5.37%	1,736,493	24,848	5.76%	1,704,973	22,305	5.26%
Loans held for sale	409,736	2,948	2.86%	276,943	2,099	3.05%	250,355	2,054	3.30%
Securities:
Taxable	454,601	2,426	2.12%	499,617	2,849	2.29%	534,000	3,021	2.28%
Tax-exempt(1)	100,947	1,440	5.67%	82,368	1,390	6.79%	70,561	1,160	6.61%
Total Securities(1)	555,548	3,866	2.77%	581,985	4,239	2.93%	604,561	4,181	2.78%
Federal funds sold	14,748	18	0.49%	10,745	16	0.60%	15,066	15	0.40%
Interest-bearing deposits with other financial institutions	32,262	71	0.88%	46,594	50	0.43%	46,519	99	0.86%
FHLB stock	6,528	65	3.96%	6,528	66	4.07%	6,528	66	4.07%
Total interest earning assets(1)	2,769,122	30,601	4.40%	2,659,288	31,318	4.74%	2,628,002	28,720	4.40%
Noninterest Earning Assets:
Cash and due from banks	46,440			46,646			47,211
Allowance for loan losses	(23,493)			(24,625)			(24,480)
Other assets	223,601			218,765			234,714
Total noninterest earning assets	246,548			240,786			257,445
Total assets	$3,015,670			$2,900,074			$2,885,447
Interest-bearing liabilities:
Interest bearing deposits:	$2,575,237	$453,614	0.21381	$2,121,623
Time deposits	$400,088	$575	0.57%	$310,744	$441	0.57%	$319,715	$362	0.46%
Money market	622,430	650	0.42%	585,947	446	0.31%	630,911	534	0.34%
Negotiable order of withdrawals	683,527	639	0.37%	717,590	687	0.39%	656,643	643	0.39%
Savings deposits	130,864	51	0.16%	220,639	156	0.28%	208,629	220	0.42%
Total interest bearing deposits	1,836,909	1,915	0.41%	1,834,920	1,730	0.38%	1,815,898	1,759	0.39%
Other interest-bearing liabilities:
FHLB advances	14,510	171	4.69%	14,938	135	3.63%	22,156	124	2.25%
Other borrowings	74,808	2	0.01%	55,876	53	0.38%	120,929	34	0.11%
Long-term debt	39,910	300	2.99%	41,005	456	4.47%	41,005	458	4.49%
Total other interest-bearing liabilities	129,228	473	1.46%	111,819	644	2.32%	184,090	616	1.35%
Total Interest-bearing liabilities	$1,966,137	$2,388	0.48%	$1,946,739	$2,374	0.49%	$1,999,988	$2,375	0.48%
Noninterest bearing liabilities:
Demand deposits	$738,328			$668,295			$605,578
Other liabilities	34,656			25,252			33,050
Total noninterest-bearing liabilities	772,984			693,547			638,628
Total liabilities	2,739,121			2,640,286			2,638,616
Shareholders’ equity	276,549			259,790			246,831
Total liabilities and shareholders’ equity	$3,015,670			$2,900,076			$2,885,447
Net interest income (tax-equivalent basis) (1)		$28,213			$28,944			$26,445
Interest rate spread (tax-equivalent basis) (1)			3.98%			4.36%			4.02%
Net interest margin (tax-equivalent basis) (1)			4.05%			4.38%			4.05%
Average interest-earning assets to average interesting-bearing liabilities			140.8%			136.6%			131.4%
Tax equivalent adjustment		$596			$586			$502
Loan yield components:
Contractual interest rate on loans held for investment (1)		$20,513	4.66%		$19,932	4.62%		$20,116	4.66%
Origination and other loan fee income		2,306	0.52%		2,536	0.59%		1,363	0.32%
Accretion on purchased loans		814	0.19%		1,555	0.36%		826	0.19%
Syndication fee income		—	—		825	0.19%		—	—
Total loan yield		$23,633	5.37%		$24,848	5.76%		$22,305	5.26%

(1) Includes tax equivalent adjustment using combined rate of 39.225%

Average Balance, Average Yield Earned and Average Rate Paid
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data)

	Three Months Ended			Three Months Ended
	December 31, 2015			September 30, 2015
	Average balances	Interest income/ expense	Average yield/ rate	Average balances	Interest income/ expense	Average yield/ rate
Interest-earning assets:
Loans(1)	$1,663,468	$21,162	5.05%	$1,571,936	$20,181	5.09%
Loans held for sale	315,225	2,506	3.15%	266,620	2,671	3.97%
Securities:
Taxable	566,446	3,108	2.18%	542,067	2,793	2.04%
Tax-exempt(1)	71,289	1,127	6.27%	72,171	1,127	6.20%
Total Securities(1)	637,735	4,235	2.66%	614,238	3,920	2.53%
Federal funds sold	17,739	19	0.42%	6,766	8	0.47%
Interest-bearing deposits with other financial institutions	13,080	53	1.61%	9,256	35	1.50%
FHLB stock	6,655	67	3.99%	6,754	63	3.70%
Total interest earning assets(1)	2,653,902	28,042	4.24%	2,475,570	26,878	4.31%
Noninterest Earning Assets:
Cash and due from banks	56,596			45,170
Allowance for loan losses	(27,308)			(28,897)
Other assets	152,396			181,296
Total noninterest earning assets	181,684			197,569
Total assets	$2,835,586			$2,673,139
Interest-bearing liabilities:
Interest bearing deposits:
Time deposits	$328,237	$306	0.37%	$306,628	$364	0.47%
Money market	580,708	461	0.31%	475,233	401	0.33%
Negotiable order of withdrawals	614,908	592	0.38%	602,298	572	0.38%
Savings deposits	207,606	265	0.51%	190,726	224	0.47%
Total interest bearing deposits	1,731,459	1,624	0.37%	1,574,885	1,561	0.39%
Other interest-bearing liabilities:
FHLB advances	15,971	135	3.35%	18,138	144	3.15%
Other borrowings	160,536	49	0.12%	221,434	81	0.15%
Long-term debt	41,005	448	4.33%	41,005	463	4.48%
Total other interest-bearing liabilities	217,512	632	1.15%	280,577	688	0.97%
Total Interest-bearing liabilities	$1,948,971	$2,256	0.46%	$1,855,462	$2,249	0.48%
Noninterest bearing liabilities:
Demand deposits	$599,255			$546,738
Other liabilities	53,428			39,240
Total noninterest-bearing liabilities	652,683			585,978
Total liabilities	2,601,654			2,441,440
Shareholders’ equity	233,932			231,699
Total liabilities and shareholders’ equity	$2,835,586			$2,673,139
Net interest income (tax-equivalent basis) (1)		$25,786			$24,629
Interest rate spread (tax-equivalent basis) (1)			3.82%			3.91%
Net interest margin (tax-equivalent basis) (1)			3.85%			3.95%
Average interest-earning assets to average interesting- bearing liabilities			136.2%			133.4%
Tax equivalent adjustment		$490			$494
Loan yield components:
Contractual interest rate on loans held for investment (1)		$20,020	4.57%		$18,216	4.60%
Origination and other loan fee income		888	0.20%		1,590	0.40%
Accretion on purchased loans		254	0.06%		—	—
Syndication fee income		—	—		375	0.09%
Total loan yield		$21,162	5.05%		$20,181	5.09%

(1) Includes tax equivalent adjustment using combined rate of 39.225%

Average Balance, Average Yield Earned and Average Rate Paid
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data)

	Nine Months Ended			Nine Months Ended
	September 30, 2016			September 30, 2015
	Average balances	Interest income/ expense	Average yield/ rate	Average balances	Interest income/ expense	Average yield/ rate
Interest-earning assets:
Loans(1)	$1,730,535	$70,781	5.46%	$1,483,512	$57,113	5.15%
Loans held for sale	313,044	7,101	3.03%	244,202	7,145	3.91%
Securities:
Taxable	495,092	8,296	2.24%	515,552	8,675	2.25%
Tax-exempt(1)	86,368	3,990	6.17%	74,742	3,493	6.25%
Total Securities(1)	581,460	12,286	2.82%	590,294	12,168	2.76%
Federal funds sold	13,524	49	0.48%	7,854	32	0.54%
Interest-bearing deposits with other financial institutions	48,980	220	0.60%	9,649	102	1.41%
FHLB stock	6,528	197	4.03%	6,559	195	3.97%
Total interest earning assets(1)	2,694,071	90,634	4.49%	2,342,070	76,755	4.38%
Noninterest Earning Assets:
Cash and due from banks	47,409			41,040
Allowance for loan losses	(24,222)			(29,162)
Other assets	213,948			155,369
Total noninterest earning assets	237,135			167,247
Total assets	$2,931,206			$2,509,317
Interest-bearing liabilities:
Interest bearing deposits:
Time deposits	$353,645	$1,378	0.52%	$295,193	$1,253	0.57%
Money market	588,282	1,630	0.37%	430,064	1,016	0.32%
Negotiable order of withdrawals	706,894	1,969	0.37%	607,516	1,735	0.38%
Savings deposits	178,817	427	0.32%	173,798	664	0.51%
Total interest bearing deposits	1,827,638	5,404	0.39%	1,506,571	4,668	0.41%
Other interest-bearing liabilities:
FHLB advances	14,957	430	3.84%	18,982	473	3.33%
Other borrowings	83,838	48	0.08%	192,806	135	0.09%
Long-term debt	40,638	1,127	3.70%	41,005	1,378	4.49%
Total other interest-bearing liabilities	139,433	1,605	1.54%	252,793	1,986	1.05%
Total Interest-bearing liabilities	$1,967,071	$7,009	0.48%	$1,759,364	$6,654	0.51%
Noninterest bearing liabilities:
Demand deposits	$672,670			$492,343
Other liabilities	31,980			30,525
Total noninterest-bearing liabilities	704,650			522,868
Total liabilities	2,671,721			2,282,232
Shareholders’ equity	259,484			227,085
Total liabilities and shareholders’ equity	$2,931,205			$2,509,317
Net interest income (tax-equivalent basis) (1)		$83,625			$70,101
Interest rate spread (tax-equivalent basis) (1)			4.10%			3.97%
Net interest margin (tax-equivalent basis) (1)			4.15%			4.00%
Average interest-earning assets to average interesting-bearing liabilities			137.0%			133.1%
Tax equivalent adjustment		$1,684			$1,525
Loan yield components:
Contractual interest rate on loans held for investment (1)		$60,556	4.67%		$52,266	4.71%
Origination and other loan fee income		6,205	0.48%		4,157	0.37%
Accretion on purchased loans		3,195	0.25%		—	—
Syndicated fee income		825	0.06%		690	0.06%
Total loan yield		$70,781	5.46%		$57,113	5.15%

(1) Includes tax equivalent adjustment using combined rate of 39.225%

Segment Data
For the Quarters Ended
(Unaudited)
(In Thousands, Except %)

	2016			2015
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Banking segment
Net interest income	$28,142	$29,217	$26,014	$24,905	$23,625
Provision for loan losses	71	(789)	(9)	(2,127)	(1,159)
Noninterest income	16,005	15,438	12,676	9,997	12,862
Noninterest expense	31,785	28,144	25,607	28,403	22,309
Pre-tax income after allocations	12,291	17,300	13,092	8,626	15,337
Total assets	2,661,116	2,508,867	2,534,423	2,570,071	2,554,915
Intracompany funding income included in net interest income	3,473	2,824	2,259	2,332	2,277
Efficiency ratio*	65.73%	63.28%	66.51%	70.53%	63.36%
Mortgage segment
Net interest income	(525)	(859)	(71)	391	510
Provision for loan losses	-	-	-	-	-
Noninterest income	27,957	22,918	18,359	14,112	14,186
Noninterest expense	23,744	22,451	15,740	13,477	13,270
Direct contribution	3,688	(392)	2,548	1,026	1,426
Total assets	526,064	409,091	321,140	329,349	321,425
Intracompany funding charge included in net interest income	3,473	2,824	2,259	2,332	2,277
Efficiency ratio*	76.34%	76.52%	81.52%	94.13%	93.54%
Mortgage originations
Consumer direct	$686,882	$579,589	$419,894	$349,495	$402,732
Third party origination (TPO)	210,157	171,835	146,811	149,483	169,483
Retail	74,262	64,304	43,730	41,858	58,746
Retail footprint	212,266	174,545	124,941	129,964	141,679
Reverse	20,351	17,008	15,341	15,497	13,857
Correspondent	155,191	4,145	-	-	-
Total	$1,359,109	$1,011,426	$750,717	$686,297	$786,497
Gain on origination and sale of mortgage loans held for sale	$33,277	$26,705	$23,280	$17,596	$18,744
Mortgage servicing income	3,661	3,428	1,223	1,513	1,050
Total mortgage banking income	$36,938	$30,133	$24,503	$19,109	$19,794

*These measures are considered non-GAAP financial measures. See “GAAP Reconciliation and Use of Non-GAAP financial measures” and the corresponding financial tables below for a reconciliation and discussion of these non-GAAP measures.

Loans and Deposits by Market
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data)

	2016			2015
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Loans by market
Metropolitan	$1,296,673	$1,248,548	$1,227,944	$1,199,736	$1,144,213
Community	465,946	464,876	457,807	464,204	469,252
Other	30,724	36,880	26,635	37,923	37,179
Total	$1,793,343	$1,750,304	$1,712,386	$1,701,863	$1,650,644
Deposits by market
Metropolitan	$1,494,267	$1,380,854	$1,353,613	$1,098,842	$1,064,669
Community	1,084,243	1,089,305	1,115,520	1,339,632	1,211,129
Mortgage (1)	61,562	44,138	-	-	-
Total	$2,640,072	$2,514,297	$2,469,133	$2,438,474	$2,275,798

(1) Deposits related to mortgage servicing portfolio

Loan Portfolio and Asset Quality
For the Quarters Ended
(Unaudited)
(In Thousands, Except %)

	2016			2015
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015

Commercial and industrial	$370,379	$355,558	$329,191	$317,038	$303,143
Construction	227,321	210,029	210,491	231,025	208,136
Residential real estate:
1-to-4 family mortgage	286,580	286,335	287,588	287,749	294,153
Residential line of credit	173,898	174,523	171,252	171,526	170,673
Multi-family mortgage	54,129	41,005	59,125	59,510	58,677
Commercial real estate:
Owner occupied	350,790	345,999	340,315	330,207	322,241
Non-owner occupied	265,190	263,893	255,814	237,222	231,051
Consumer and other	65,056	72,962	58,610	67,586	62,570
Total loans held for investment	$1,793,343	$1,750,304	$1,712,386	$1,701,863	$1,650,644

Allowance for loan losses rollforward summary
Allowance for loan losses at the beginning of the period	$23,734	$24,431	$24,460	$27,194	$29,030
Charge-off’s	(714)	(654)	(252)	(1,463)	(2,106)
Recoveries	199	746	232	856	1,429
Provision for loan losses	71	(789)	(9)	(2,127)	(1,159)
Allowance for loan losses at the end of the period	$23,290	$23,734	$24,431	$24,460	$27,194

Allowance for loan losses as a percentage of total loans held for investment	1.30%	1.36%	1.43%	1.44%	1.65%

Charge-offs:
Commercial and Industrial	$(358)	$(196)	$(2)	$(734)	$(104)
Construction	-	(2)	-	(48)	(33)
Residential real estate:
1-to-4 family mortgage	(166)	(53)	-	(289)	(376)
Residential line of credit	(29)	(75)	-	(126)	(104)
Multi-family mortgage	-	-	-	-	-
Commercial real estate:
Owner occupied	-	(93)	-	(5)	(1,057)
Non-owner occupied	-	-	-	-	(54)
Consumer and other	(161)	(235)	(250)	(261)	(378)
Total Charge Offs:	(714)	(654)	(252)	(1,463)	(2,106)
Recoveries:
Commercial and Industrial	8	462	10	63	21
Construction	32	64	41	268	976
Residential real estate:
1-to-4 family mortgage	2	45	62	34	92
Residential line of credit	36	70	37	35	147
Multi-family mortgage	-	-	-	-	-
Commercial real estate:
Owner occupied	4	5	6	9	13
Non-owner occupied	22	1	4	336	3
Consumer and other	95	99	72	111	177
Total Recoveries:	199	746	232	856	1,429
Net (charge-off’s) recoveries	$(515)	$92	$(20)	$(607)	$(677)

Net (charge-off’s) recoveries as a percentage of average total loans	-0.12%	0.02%	0.00%	-0.14%	-0.17%

Loans classified as substandard	$40,056	$41,709	$46,295	$48,529	$62,140

Nonperforming assets
Past due 90 days or more and accruing interest	$1,342	$1,354	$1,431	$887	$1,734
Non-accrual	9,622	9,752	10,064	10,700	12,850
Total nonperforming loans	$10,964	$11,106	$11,495	$11,587	$14,584
Other real estate owned	8,964	9,902	10,533	11,641	11,547
Other	1,654	1,654	1,654	1,654	1,654
Total nonperforming assets	$21,582	$22,662	$23,682	$24,882	$27,785
Total nonperforming loans as a percentage of loans held for investment	0.61%	0.63%	0.67%	0.68%	0.88%
Total nonperforming assets as a percentage of total assets	0.68%	0.78%	0.83%	0.86%	0.97%
Total accruing loans over 90 days delinquent as a percentage of total assets	0.04%	0.05%	0.05%	0.03%	0.06%
Loans restructured as troubled debt restructurings	$14,366	$14,970	$15,444	$15,289	$17,151
Troubled debt restructurings as a percentage of loans held for investment	0.80%	0.86%	0.90%	0.90%	1.04%

Capital Ratios
(Unaudited)
(In Thousands, Except %)

Computation of Tangible Common Equity to Tangible Assets:	September 30, 2016	December 31, 2015

Total Equity	$329,108	$236,674
Less:
Goodwill	46,867	46,904
Other intangibles	5,089	6,695
Tangible Common Equity	$277,152	$183,075

Total Assets	$3,187,180	$2,899,420
Less:
Goodwill	46,867	46,904
Other intangibles	5,089	6,695
Tangible Assets	$3,135,224	$2,845,821

Total Common Equity to Total Assets	10.33%	8.16%
Tangible Common Equity to Tangible Assets*	8.84%	6.43%

	September 30, 2016	December 31, 2015
Preliminary Regulatory Capital:
Common Equity Tier 1 Capital	$275,086	$181,633
Tier 1 Capital	$305,086	$211,633
Total Capital	$328,376	$246,168

Preliminary Regulatory Capital Ratios:
Common Equity Tier 1	11.17%	8.23%
Tier 1 Risk-Based	12.39%	9.58%
Total Risk-Based	13.33%	11.15%
Tier 1 Leverage	10.32%	7.64%

*These measures are considered non-GAAP financial measures. See “GAAP Reconciliation and Use of Non-GAAP financial measures” and the corresponding financial tables below for a reconciliation and discussion of these non-GAAP measures.

Investment Portfolio
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data)

	2016			2015
Securities available for sale (at fair value)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Debt securities
U.S. government agency securities	$2,501	$15,510	$19,181	$33,808	$35,624
Mortgage-backed securities - residential	433,564	425,311	472,706	522,373	492,082
Municipals, tax exempt	104,112	96,001	82,043	79,837	76,329
Treasury securities	4,506	4,513	4,506	4,485	4,510
Total debt securities	544,683	541,335	578,436	640,503	608,545
Equity securities	8,674	8,972	8,941	8,884	8,846
Total securities available-for-sale	$553,357	$550,307	$587,377	$649,387	$617,391

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data)

	2016			2015
Pro forma core net income	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Pre-tax net income	$15,979	$16,908	$15,640	$9,652	$16,763
Non-core items:
Noninterest income
Bargain purchase gain	-	-	-	-	2,794
Gain on sale of securities	416	2,591	1,400	2	47
(Loss) gain on sales or write-downs of foreclosed assets	1,646	(131)	(11)	(274)	(105)
Gain (loss) on other assets	7	(123)	140	(13)	5
Noninterest expenses
One-time equity grants	2,960	-	-	-	-
Merger and conversion	1,122	1,540	606	2,965	291
Impairment of mortgage servicing rights	2,402	4,914	773	194	-
Pre tax core net income	$20,394	$21,025	$15,490	$13,096	$14,313
Pro forma core income tax expense	7,593	7,874	5,781	5,043	4,271
Pro forma core net income	$12,801	$13,151	$9,709	$8,053	$10,042
Weighted average common shares outstanding fully diluted	18,332,938	17,180,000	17,180,000	17,180,000	17,180,000

Pro forma core diluted earnings per share
Diluted earning per share	$0.07	$0.92	$0.85	$0.53	$0.93
Non-core items:
Noninterest income
Bargain purchase gain	$-	$-	$-	$-	$0.16
Gain on sale of securities	0.02	0.15	0.08	0.00	0.00
(Loss) gain on sales or write-downs of foreclosed assets	0.09	(0.01)	(0.00)	(0.02)	(0.01)
Gain (loss) on other assets	0.00	(0.01)	0.01	(0.00)	0.00

Noninterest expenses
One-time equity grants	0.16	-	-	-	-
Merger and conversion	0.06	0.09	0.04	0.17	0.02
Impairment of mortgage servicing rights	0.13	0.29	0.04	0.01	-
Tax effect	0.39	(0.39)	(0.28)	(0.27)	(0.36)
Pro forma core diluted earnings per share	$0.70	$0.77	$0.57	$0.47	$0.58

	2016			2015
Efficiency ratio (tax-equivalent basis)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Total noninterest expense	$55,529	$50,595	$41,347	$41,880	$35,579
Less one-time equity grants	2,960	-	-	-	-
Less merger and conversion expenses	1,122	1,540	606	2,965	291
Less impairment of mortgage servicing rights	2,402	4,914	773	194	-
Core noninterest expense	$49,045	$44,141	$39,968	$38,721	$35,288
Net interest income (tax-equivalent basis)	28,213	28,944	26,445	25,786	24,629
Total noninterest income	43,962	38,356	31,035	24,109	27,048
Less bargain purchase gain	-	-	-	-	2,794
Less gain on sales or write-downs of other real estate	1,646	(131)	(11)	(274)	(105)
Less gain (loss) on other assets	7	(123)	140	(13)	5
Less gain on sales of securities	416	2,591	1,400	2	47
Core noninterest income	41,893	36,019	29,506	24,394	24,307
Core revenue	$70,106	$64,963	$55,951	$50,180	$48,936
Efficiency ratio (tax-equivalent basis)	69.96%	67.95%	71.43%	77.16%	72.11%

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data)

	2016			2015
Banking segment efficiency ratio (tax equivalent)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Core noninterest expense	$49,045	$44,141	$39,968	$38,721	$35,288
Less Mortgage Banking segment noninterest expense	23,744	22,451	15,740	13,477	13,270
Add impairment of mortgage servicing rights	2,402	4,914	773	194	-
Adjusted Banking segment noninterest expense	27,703	26,604	25,001	25,438	22,018
Adjusted core revenue	70,106	64,963	55,951	50,180	48,936
Less Mortgage Banking segment noninterest income	27,957	22,918	18,359	14,112	14,186
Adjusted Banking segment noninterest income	$42,149	$42,045	$37,592	$36,068	$34,750
Banking segment efficiency ratio (tax-equivalent basis)	65.73%	63.28%	66.51%	70.53%	63.36%

Mortgage Banking segment efficiency ratio (tax equivalent)
Noninterest expense	$55,529	$50,595	$41,347	$41,880	$35,579
Less impairment of mortgage servicing rights	2,402	4,914	773	194	-
Less Banking segment noninterest expense	31,785	28,144	25,607	28,403	22,309
Adjusted Mortgage Banking segment noninterest expense	$21,342	$17,537	$14,967	$13,283	$13,270
Total noninterest income	43,962	38,356	31,035	24,109	27,048
Less Banking segment noninterest income	16,005	15,438	12,676	9,997	12,862
Adjusted Mortgage Banking segment noninterest income	$27,957	$22,918	$18,359	$14,112	$14,186
Mortgage Banking segment efficiency ratio (tax-equivalent basis)	76.34%	76.52%	81.52%	94.13%	93.54%

	2016			2015
Tangible assets and equity	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Tangible Assets
Total assets	$3,187,180	$2,917,958	$2,855,563	$2,899,420	$2,876,340
Less goodwill	46,867	46,867	46,867	46,904	46,904
Less core deposit intangibles	5,089	5,616	6,143	6,695	7,205
Tangible assets	$3,135,224	$2,865,475	$2,802,553	$2,845,821	$2,822,231
Tangible Common Equity
Total shareholders’ equity	$329,108	$265,768	$253,236	$236,674	$235,636
Less goodwill	46,867	46,867	46,867	46,904	46,904
Less core deposit intangibles	5,089	5,616	6,143	6,695	7,205
Tangible common equity	$277,152	$213,285	$200,226	$183,075	$181,527
Common shares outstanding	23,975,122	17,180,000	17,180,000	17,180,000	17,180,000
Book value per common share	$13.73	$15.47	$14.74	$13.78	$13.72
Tangible book value per common share	$11.56	$12.41	$11.65	$10.66	$10.57
Total shareholders’ equity to total assets	10.33%	9.11%	8.87%	8.16%	8.19%
Tangible common equity to tangible assets	8.84%	7.44%	7.14%	6.43%	6.43%
Net income	$1,207	$15,775	$14,599	$9,191	$15,905
Return on tangible common equity	1.73%	29.75%	29.33%	19.92%	34.76%

	2016			2015
Return on average tangible equity	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Total average shareholders’ equity	$276,549	$259,790	$246,831	$233,932	$231,699
Less average goodwill	46,839	46,839	46,868	46,875	46,875
Less average core deposit intangibles	5,402	5,912	6,487	6,042	4,323
Average tangible average common equity	$224,308	$207,039	$193,476	$181,015	$180,501
Net income	$1,207	$15,775	$14,599	$9,191	$15,905
Return on average tangible common equity	2.14%	30.64%	30.35%	20.14%	34.96%

	2016			2015
Pro forma return on average tangible common equity	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Tangible average equity	$224,308	$207,039	$193,476	$181,015	$180,501
Pro forma net income	$10,033	$10,576	$9,803	$5,935	$11,583
Pro forma return on average tangible common equity	17.79%	20.55%	20.38%	13.01%	25.46%

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data)

	2016			2015
Pro forma core return on average tangible equity	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Pre-tax pro forma net income	$15,979	$16,908	$15,640	$9,652	$16,763
Adjustments:
Add non-core items	4,415	4,117	(150)	3,444	(2,450)
Less pro forma core income tax expense	7,593	7,874	5,781	5,043	4,271
Pro forma core income	$12,801	$13,151	$9,709	$8,053	$10,042
Pro forma core return on average tangible common equity	22.70%	25.55%	20.18%	17.65%	22.07%

	2016			2015
Pro forma core return on average assets and equity	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Return on average assets	0.16%	2.19%	2.03%	1.29%	2.41%
Return on average equity	1.74%	24.42%	23.79%	15.59%	27.84%
Pro forma core return on average assets	1.69%	1.82%	1.35%	1.13%	1.49%
Pro forma core return on average equity	18.42%	20.36%	15.82%	13.66%	17.19%

	2016			2015
Pro forma core total revenue	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Net interest income	$27,617	$28,358	$25,943	$25,296	$24,135
Noninterest income	43,962	38,356	31,035	24,109	27,048
Less adjustments:
Bargain purchase gain	-	-	-	-	2,794
Gain on sale of securities	416	2,591	1,400	2	47
(Loss) gain on sales or write-downs of foreclosed assets	1,646	(131)	(11)	(274)	(105)
Gain (loss) on other assets	7	(123)	140	(13)	5
Pro forma core total revenue	$69,510	$64,377	$55,449	$49,690	$48,442

	2016			2015
Core deposits	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Total deposits	$2,640,072	$2,514,297	$2,469,133	$2,438,474	$2,275,798
Less jumbo time deposits	64,275	58,999	52,044	52,320	50,422
Core deposits	$2,575,797	$2,455,298	$2,417,089	$2,386,154	$2,225,376

CONTACT:
FB Financial Corporation
Media Contact:
Jeanie M. Rittenberry, 615-313-8328
jrittenberry@firstbankonline.com
or
Financial Contact:
James R. Gordon, 615-564-1212
jgordon@firstbankonline.com
www.firstbankonline.com